                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             PETROGLYPH ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3) Filing Party:

        ------------------------------------------------------------------------

     4) Date Filed:

        ------------------------------------------------------------------------

                             PETROGLYPH ENERGY, INC.

                                1302 NORTH GRAND
                            HUTCHINSON, KANSAS 67501

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 26, 1999

To the Stockholders of
 PETROGLYPH ENERGY, INC.

         Notice is hereby given that the annual meeting of stockholders of Petroglyph Energy, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 26, 1999, at 9:00 a.m., local time, at the Hyatt Regency - Wichita, 400 West Waterman Street, Wichita, Kansas 67202 for the following purposes:

         1. To elect five directors to serve until the Annual Meeting of Stockholders in 2000;

         2. To consider and vote upon a proposal to amend the Company's 1997 Incentive Plan to increase the number of authorized shares of Common Stock available for options from 375,000 to 605,000;

         3. To approve the appointment of Arthur Andersen LLP as independent auditors of the Company for the year ending December 31, 1999; and

         4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         Only stockholders of record at the close of business on April 13, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

         You are cordially invited and urged to attend the meeting, but if you are unable to attend, please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed stamped envelope. A prompt response will be appreciated. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             ROBERT C. MURDOCK
                                             President, Chief Executive Officer
                                             and Chairman of the Board

Hutchinson, Kansas
April 20, 1999

                             PETROGLYPH ENERGY, INC.
                                1302 NORTH GRAND
                            HUTCHINSON, KANSAS 67501

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999

                             SOLICITATION OF PROXIES

SOLICITATION AND REVOCABILITY OF PROXIES

     This proxy statement is furnished to holders of Petroglyph Energy, Inc. ("Petroglyph" or the "Company") common stock, $0.01 par value ("Common Stock"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders of Petroglyph to be held on May 26, 1999, at 9:00 a.m., local time, at the Hyatt Regency - Wichita, 400 West Waterman Street, Wichita, Kansas 67202, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     Shares represented by a proxy in the form enclosed, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given, but in the absence of directions to the contrary, such shares will be voted (i) for the election of the Board's nominees for directors, (ii) for the approval of an amendment to the Company's 1997 Incentive Plan to increase the number of authorized shares of Common Stock available for options from 375,000 to 605,000, (iii) for the appointment of Arthur Andersen LLP as independent auditors of the Company for the year ending December 31, 1999, and (iv) in accordance with the best judgment of the persons voting on any other proposals that may properly come before the meeting. The Board of Directors knows of no other matters, other than those stated in the foregoing notice, to be presented for consideration at the meeting or any adjournment(s) thereof. If, however, any other matters properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the meeting from time to time.

     Any stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company, 1302 North Grand, Hutchinson, Kansas 67501, a written revocation thereof or by duly executing a proxy bearing a later date. Any stockholder attending the annual meeting of stockholders may revoke his proxy by notifying the Secretary at such meeting and voting in person if he desires to do so. Attendance at the annual meeting will not by itself revoke a proxy.

     The approximate date on which this proxy statement and the form of proxy are first sent to stockholders is April 20, 1999.

     The cost of soliciting proxies will be borne by the Company. Solicitation may be made, without additional compensation, by directors, officers and regular employees of the Company in person or by mail, telephone or telegram. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock held of record by such persons, and Petroglyph will reimburse the forwarding expense. All costs of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company.

SHARES OUTSTANDING AND VOTING RIGHTS

     The close of business on April 13, 1999 is the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The only voting security of the Company outstanding is the Common Stock, each share of which entitles the holder thereof to one vote. At the record date for the meeting, there were outstanding and entitled to be voted 5,458,333 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth information concerning (i) the only persons known by the Company, based upon statements filed by such persons pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially in excess of 5% of the Common Stock as of April 13, 1999 and (ii) the shares of Common Stock beneficially owned, as of April 13, 1999, by each director of the Company, each executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all executive officers and directors of the Company as a group. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

                                                                      SHARES BENEFICIALLY
                                                                              OWNED
                                                                     ----------------------
NAME OF BENEFICIAL OWNER                                              NUMBER        PERCENT
------------------------                                             -------        -------
Directors and Named Executive Officers (1):
David R. Albin (2)(3) ........................................       102,220          1.87%
Kenneth A. Hersh (2) .........................................        13,055             *
A.J. Schwartz (4) ............................................         5,885             *
Robert C. Murdock (5) ........................................       145,709          2.65%
Robert A. Christensen (6) ....................................       122,709          2.24%
S. "Ken" Smith (7) ...........................................        70,564          1.29%
Executive Officers and Directors as a Group (7 persons) (8)          466,809          8.42%

Holders of 5% or More Not Named Above
Natural Gas Partners, L.P. (9) ...............................     1,137,883         20.85%
  777 Main Street, Suite 2250
  Fort Worth, Texas 76102
Natural Gas Partners II, L.P. (9) ............................       648,920         11.89%
  777 Main Street, Suite 2250
  Fort Worth, Texas 76102
Natural Gas Partners III, L.P. (9) ...........................       728,291         13.34%
  777 Main Street, Suite 2250
  Fort Worth, Texas 76102
R. Gamble Baldwin (10) .......................................     1,155,290         21.17%
  c/o Natural Gas Partners, L.P.
  777 Main Street, Suite 2250
  Fort Worth, Texas 76102
Wellington Management Company, LLP (11) ......................       518,000          9.49%
  75 State Street
  Boston, MA 02109
Eagle Capital Management, LLC (12) ...........................       420,100          7.70%
  800 Third Avenue, Third Floor
  New York, New York 10022
Morgan Stanley, Dean Witter, Discover & Co. (13) .............       287,500          5.27%
  1585 Broadway
  New York, New York 10036

------------------

*    Represents less than 1% of outstanding Common Stock.

(1) The business address of each director and executive officer is care of Petroglyph Energy, Inc., 1302 North Grand, Hutchinson, Kansas 67501.

(2) David R. Albin and Kenneth A. Hersh are each managing members of the general partner of Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P. As such, Mr. Albin and Mr. Hersh may be deemed to share voting and investment power with respect to the 648,920 shares and 728,291 shares beneficially owned by Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P., respectively. Each of Mr. Albin and Mr. Hersh disclaims beneficial ownership of such shares, which are not included in the total number of shares reported for each above.

(3)  Includes 102,220 shares held in trust for Mr. Albin.

(4)  Includes 4,000 shares held by Mr. Schwartz's son.

(5) Includes (i) 119,043 shares held by Mr. Murdock and (ii) 26,666 shares subject to stock options that are exercisable within 60 days.

(6) Includes (1) 96,043 shares held by Mr. Christensen and (ii) 26,666 shares subject to stock options that are exercisable within 60 days.

(7) Includes (i) 43,898 shares held by Mr. Smith and (ii) 26,666 shares subject to stock options that are exercisable within 60 days.

(8) Includes 86,665 shares subject to stock options that are exercisable within 60 days.

(9) Based upon information reported in Schedules 13G dated November 3, 1997 filed by Natural Gas Partners, L.P., Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P.

(10) Based upon information reported in Schedules 13G dated November 3, 1997 filed by Natural Gas Partners, L.P., Natural Gas Partners II, L.P., Natural Gas Partners III, L.P. and R. Gamble Baldwin. Includes (i) 17,407 shares held by Mr. Baldwin and (ii) 1,137,883 shares held by Natural Gas Partners, L.P., over which Mr. Baldwin exercises voting and investment power. R. Gamble Baldwin is the sole general partner of G.F.W. Energy, L.P., which is the sole general partner of Natural Gas Partners, L.P.

(11) Based upon information reported in a Schedule 13G dated February 9, 1998 and a Schedule 13G/A dated February 10, 1999 filed by Wellington Management Company, LLP ("WMC"). WMC holds such shares in its capacity as an investment adviser which are owned of record by clients of WMC. WMC shares the power to vote or direct the vote of 394,700 of such shares and shares the power to dispose of or direct the deposition of all 518,000 shares of which it may be deemed a beneficial owner.

(12) Based upon information reported in a Schedule 13G dated March 3, 1999 filed by Eagle Capital Management, LLC ("Eagle Capital"). Eagle Capital has the sole power to vote and shared power to dispose of or direct the disposition of all 420,100 shares of which it may be deemed a beneficial owner.

(13) Based upon information reported in a Schedule 13G dated February 17, 1998 and a Schedule 13G/A dated February 5, 1999 filed by Morgan Stanley, Dean Witter, Discover & Co. ("Morgan Stanley"). Morgan Stanley holds such shares in certain accounts managed on a discretionary basis by a wholly-owned subsidiary of Morgan Stanley. Such accounts have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such shares.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The business and affairs of the Company are managed by and under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies.

         The Company's Board of Directors formed standing audit and compensation committees on April 30, 1998, and April 15, 1997, respectively, each of which is composed of David R. Albin and Kenneth A. Hersh. The Compensation Committee exercises the power of the Board of Directors in connection with all matters relating to compensation of executive officers, employee benefit plans and the administration of the Company's 1997 Option Plan.

         The Audit Committee's primary responsibilities are to (i) recommend the Company's independent auditors to the Board of Directors, (ii) review with the Company's auditors the plan and scope of the auditor's annual audit, the results thereof and the auditors' fees, (iii) review the Company's financial statements and (iv) take such other action as it deems appropriate to ensure the accuracy and completeness of the financial records of the Company and the financial information gathering and reporting policies and procedures of the Company.

         The Board of Directors held four meetings, the Audit Committee held one meeting and the Compensation Committee held two meetings in 1998. No director attended fewer than 75% of the aggregate number of Board meetings or meetings of committees on which he served.

         All duly submitted and unrevoked proxies will be voted for the nominees for directors selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee(s) should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person(s) designated by the Board. The five nominees of the Board of Directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The five nominees who receive a plurality of the votes cast by shareholders present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors of the Company. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on the election of directors.

         Set forth below is certain information with respect to the nominees, including information as to each nominee's age as of April 20, 1998, position with the Company, business experience during the past five years and directorships of publicly held companies.

NAME                     AGE     POSITION WITH COMPANY
----                     ---     ---------------------
Robert C. Murdock         42     President, Chief Executive Officer and Chairman of the Board
Robert A. Christensen     53     Executive Vice President, Chief Technical Officer and Director
David R. Albin            39     Director
Kenneth A. Hersh          36     Director
A. J. Schwartz            47     Director

         ROBERT C. MURDOCK has served as President, Chief Executive Officer and Chairman of the Board of the Company since its formation in April 1993. Prior to forming the Company, from 1985 to 1993, Mr. Murdock was President of GasTrak Holdings, Inc., a natural gas gathering and marketing company. From 1982 to 1985, Mr. Murdock held various staff and management positions at Panhandle Eastern Pipe Line Company, where he was responsible for the development and implementation of special marketing programs, natural gas supply acquisitions, natural gas supply planning and forecasting, and for developing computer management systems for natural gas contract administration.

         ROBERT A. CHRISTENSEN has served as Executive Vice President, Chief Technical Officer and Director of the Company since its formation in April 1993, and currently functions as Chief Technical Officer with primary responsibility for property acquisition evaluations, business development and strategic alliance formation. From April 1993 to 1996, Mr. Christensen served as President of Petroglyph Operating Company, a wholly owned operating subsidiary of the Company. From January 1992 to April 1993, Mr. Christensen was the President of Bishop Resources, Inc., where he was responsible for managing the oil and natural gas assets of the company. From April 1988 to April 1993, Mr. Christensen was Manager of Project Development for Management Resources Group, Ltd. From November 1985 to April 1988, Mr. Christensen was an independent consultant in engineering operations and economic evaluations, primarily in Kansas. Prior to November 1985, Mr. Christensen held various positions with independent oil and natural gas exploration and production companies, as well as a major service company. He is a member of the Society of Petroleum Engineers, Society of Professional Well Log Analysts and has completed the James M. Smith and William T. Cobb course in waterflooding.

          DAVID R. ALBIN has served as a director of the Company since its formation in April 1993. Mr. Albin has been a Managing Director of Natural Gas Partners ("NGP") since 1988. NGP is a family of investment funds organized to make equity investments in oil and gas companies. Prior to founding NGP, Mr. Albin was a partner in the $600 million Bass Investment Limited Partnership ("BILP"), a partnership formed by the Bass family of Fort Worth, Texas. Before joining BILP, he was a member of the oil and gas group in the investment banking division of Goldman Sachs & Co. Mr. Albin also serves as a director of Titan Exploration, Inc. and Vista Energy Resources, Inc. Mr. Albin earned a B.S. in Physics in 1981 and his M.B.A. in 1985, both from Stanford University.

         KENNETH A. HERSH has served as a director of the Company since its formation in April 1993. Mr. Hersh has been a Managing Director of NGP since 1989. NGP is a family of investment funds organized to make equity investments in oil and gas companies. Previously, he was employed by the investment banking division of Morgan Stanley & Co. Incorporated where he was a member of the firm's energy group specializing in oil and gas financing and acquisition transactions. Mr. Hersh also serves as a director of HS Resources, Inc., Pioneer Natural Resources Company, Titan Exploration, Inc. and Vista Energy Resources, Inc. Mr. Hersh earned his M.B.A. from the Stanford University Graduate School of Business and his undergraduate degree from Princeton University.

         A. J. SCHWARTZ has served as a director of the Company since April 1997. Since 1980, Mr. Schwartz has been a shareholder in the law firm of Morris, Laing, Evans, Brock & Kennedy, Chartered.

COMPENSATION OF DIRECTORS

         Fees and Expenses. Each director who is not an employee of the Company receives an annual fee of $5,000 for serving as a director. In 1998, each non-employee director received $5,000. The Company also reimburses directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the 1934 Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were met.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain summary information concerning the compensation paid or awarded to the Chief Executive Officer of the Company and the other two most highly compensated executive officers of the Company (collectively, the "named executive officers") for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                      ANNUAL COMPENSATION              SECURITIES
       NAME AND PRINCIPAL                     ------------------------------------     UNDERLYING     ALL OTHER
            POSITION                  YEAR    SALARY($)      BONUS($)    OTHER($)      OPTIONS(#)    COMPENSATION
---------------------------------     ----    ----------    ---------    ---------    ------------   -------------
Robert C. Murdock ...............     1998    $  125,000    $      --    $      --          70,000    $         --
   President and Chief Executive      1997       100,617       12,000           --          80,000              --
   Officer                            1996        85,000        5,000           --              --              --

Robert A. Christensen ...........     1998    $  125,000    $      --    $      --          70,000    $         --
   Executive Vice President and       1997       100,617       12,000           --          80,000              --
   Chief Technical Officer            1996        85,000        5,000           --              --              --

S. "Ken" Smith ..................     1998    $  125,000    $      --    $      --          66,000    $         --
   Executive Vice President and       1997       100,617       12,000           --          80,000              --
   Chief Operating Officer            1996        85,000        5,000           --              --              --

     Option Grants

         The following table provides certain information concerning options to purchase Common Stock granted during the fiscal year ended December 31, 1998 to the three executive officers named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                          % OF                                    POTENTIAL REALIZABLE
                          NUMBER OF       TOTAL                                     VALUE AT ASSUMED
                         SECURITIES      OPTIONS                                 ANNUAL RATES OF STOCK
                         UNDERLYING     GRANTED TO    EXERCISE                   PRICE APPRECIATION FOR
                           OPTIONS      EMPLOYEES       PRICE     EXPIRATION           OPTION TERM
         NAME            GRANTED (#)     IN 1998      ($/SHARE)      DATE             5%          10%
---------------------    -----------    ---------     ---------   ----------     ----------   ----------
Robert C. Murdock             70,000        25.6%     $    5.00   10/19/2008     $  219,800   $  557,900
Robert A. Christensen         70,000        25.6%          5.00   10/19/2008        219,800      557,900
Sidney Kennard Smith          66,000        24.1%          5.00   10/19/2008        207,240      526,020

     Option Exercises and Year-End Option Values

     The following table provides certain information concerning exercises of options to purchase Common Stock during the fiscal year ended December 31, 1998 by the three executive officers named in the Summary Compensation Table and the value of such officers' unexercised options at December 31, 1998.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                          OPTIONS AT FY-END (#)               AT FY-END ($)
                             ACQUIRED ON        VALUE         --------------------------    --------------------------
          NAME               EXERCISE (#)    REALIZED ($)     EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
-------------------------    ------------    ------------     -----------  -------------    -----------  -------------
                                                                                               (DOLLARS IN THOUSANDS)
Robert C. Murdock .......         --              --             26,666        123,334           --            --
Robert A. Christensen ...         --              --             26,666        123,334           --            --
Sidney Kennard Smith ....         --              --             26,666        119,334           --            --

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION POLICY

To the Stockholders
of Petroglyph Energy, Inc.:

     As members of the compensation committee (the "Committee") of the Board of Directors, it is our responsibility to review and set the compensation levels of the Company's Chief Executive Officer ("CEO") and other executives, evaluate the performance of management and consider management succession and related matters. In addition, we administer the annual and long-term incentive compensation plans of the Company. All decisions by the Committee relating to the compensation of executive officers are reviewed and approved by the full Board.

     The Committee considers information with respect to the reasonableness of compensation paid to senior officers of the Company, as well as all employees of the Company and its subsidiaries in managerial positions. The Committee also takes into account how compensation compares to compensation paid by competitors in the Company's industry as well as the performance of the Company.

COMPENSATION POLICIES AND PROGRAMS

     The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses. The Company's compensation principles for the Chief Executive Officer are identical to those of the Company's other executive officers. The executive compensation program for 1998 consisted of three elements for consideration: base salary, annual incentive bonus and employee stock options.

     Base Salary. Base salary for executive officers is determined principally by competitive factors and the marketplace. In determining its recommendations for adjustments to officers' base salaries for fiscal 1998, the Company focused primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the fiscal year, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position.

     Annual Incentive Bonus. The compensation policy of the Company is that a part of the annual compensation of each officer be related to and contingent upon the performance of the Company and the prospects of the Company as a result of that performance, as well as the individual contribution of each officer. Based on these performance evaluations, the Committee then determined whether and to what extent to grant bonuses to the executive officers based on a comparison of bonuses and total compensation paid to executive officers in similar positions with relatively comparable companies in the oil and gas industry. As a result of these evaluations and determinations and the general condition of the industry due to low oil prices, the Compensation Committee elected to not grant cash bonuses to the executive officers in 1998.

     Employee Stock Options. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that stock options in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with the Company for the long term.

CHIEF EXECUTIVE OFFICER COMPENSATION

     As indicated above, the factors and criteria upon which the compensation of Robert C. Murdock, the Company's CEO, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of the Company. The CEO's individual contributions to the Company included his leadership role in establishing and retaining a strong management team, developing and implementing the Company's business plans and adapting to low commodity prices early in 1998 to position the Company for future success by preserving a relatively strong financial position. In addition, the Company reviewed compensation levels of chief executive officers at comparable companies in the Company's industry. However, due to the conditions of low oil prices and reduced capital spending facing the oil and gas industry and the Company, no increase in Mr. Murdock's salary was awarded for 1999.

SUMMARY

     The members of the Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are to be rewarded commensurately. The members of the Committee believe that compensation levels during 1999 adequately reflect the compensation goals and policies of the Company.

April 20, 1999
                                                COMPENSATION COMMITTEE

                                                David R. Albin, Chairman
                                                Kenneth A. Hersh

SECTION 162(m) OF THE INTERNAL REVENUE CODE.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a Company's CEO and each of its other four most highly compensated executive officers. All options granted under the Company's 1997 Option Plan in 1997 will qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options.

EMPLOYMENT AGREEMENTS

     Each of Messrs. Murdock, Christensen and Smith and Tim A. Lucas is a party to a confidentiality and noncompete agreement with the Company. Each such agreement provides that if the Company terminates the employee's employment other than for cause, the Company may elect, at its option, to make severance payments to such employee in an amount equal to the employee's salary for a period not less than six months or greater than 18 months. The Company may discontinue such payments for any reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     David R. Albin and Kenneth A Hersh, directors of the Company, serve as members of the compensation committee of the Company's Board of Directors. Messrs. Albin and Hersh each are managing members of the respective general partners of Natural Gas Partners II, L.P. ("NGP II") and Natural Gas Partners III, L.P. ("NGP III"), which, as of December 31, 1998, owned 648,920 shares (11.89%) and 728,291 shares (13.34%) of Common Stock respectively. Messrs. Albin and Hersh are two of the four managing members of the general partners of each of NGP II and NGP III and also own limited partnership interests in NGP II's and NGP III's respective general partners. In addition to the shares of Common Stock owned by NGP II and NGP III, Mr. Albin beneficially owns 102,220 shares of Common Stock held by a trust on his behalf and Mr. Hersh directly owns 13,055 shares of Common Stock. Messrs. Albin and Hersh disclaim beneficial ownership of the Common Stock owned by NGP II and NGP III except to the extent of their pecuniary interests therein.

     The Company has entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Natural Gas Partners, L.P. ("NGP"), NGP II, NGP III, Robert C. Murdock, Robert A. Christensen, S. "Ken" Smith, the Albin Income Trust, R. Gamble Baldwin, John S. Foster, Kenneth A. Hersh and Bruce B. Selkirk, III (the "Shareholder Parties"). Pursuant to the Registration Rights Agreement, on up to three separate occasions, commencing on the 180th day following the date of the Company's initial registration statement under the securities laws, Shareholder Parties owning at least 35% of the outstanding shares then subject to such agreement may require the Company to register shares held by them under applicable securities laws, provided that the shares to be registered have an estimated aggregate offering price to the public of at least $5.0 million. The Registration Rights Agreement also provides that the Shareholder Parties have piggyback registration rights pursuant to which such persons may include shares of Common Stock held by them in certain registrations initiated by the Company or by any other holder of the Company's Common Stock. The piggyback rights are subject to customary cutback provisions. The Registration Rights Agreement provides for customary indemnities by the Company in favor of persons including shares in a registration pursuant to the Registration Rights Agreement, and by such persons in favor of the Company, with respect to information to be included in the relevant registration statement.

CERTAIN TRANSACTIONS

     In connection with the formation of the Company as the holding company of Petroglyph Gas Partners, L.P. (the "Partnership"), the Company made loans to each of Messrs. Murdock, Christensen and Smith. The proceeds of those loans were contributed by Messrs. Murdock, Christensen and Smith to the capital of an affiliate of the Partnership and applied to retire certain outstanding indebtedness of such affiliate and to discharge each such individuals' personal guarantees of the debt. The loans made to Messrs. Murdock, Christensen and Smith were evidenced by promissory notes bearing interest at a rate of 9.0% per annum, maturing June 30, 1999. During 1999, these notes were revised to extend the maturity date to December 31, 2003. The principal balance of these promissory notes, plus accrued interest, as of March 31, 1999 was approximately $170,700, $170,700 and $60,300 for Messrs. Murdock, Christensen and Smith, respectively.

     The Company leases an office building from Hutch Realty LLC ("Hutch"), an entity controlled by certain directors and executive officers of the Company. Rentals paid to Hutch for such lease were $36,486 for the year ended December 31, 1998 and $34,800 during 1997 and 1996.

     On August 22, 1997, the Company and NGP entered into a financial advisory services agreement whereby NGP agreed to provide financial advisory services to the Company for a quarterly fee of $13,750. In addition, NGP was reimbursed for its out of pocket expenses incurred while performing such services. The agreement terminated at the end of the third quarter 1998. Advisory fees paid to NGP during 1998 and 1997 totaled $43,190 and $10,163, respectively.

     For the years ended December 31, 1998, 1997 and 1996, the Company paid legal fees of $57,060, $139,384 and $109,000, respectively, to the law firm of Morris Laing, Evans, Brock & Kennedy, Chartered, where A. J. Schwartz, a director of the Company, is a shareholder.

     During 1997, the Company entered into an agreement with Sego Resources, Inc. ("Sego"), a portfolio company of NGP, to serve as operator on a series of wells to be drilled in the Wasatch formation in the Company's Natural Buttes Extension acreage. The Company has participated in drilling and completing two wells through December 31, 1998. As a result of the drilling and operating activity, the Company paid Sego $183,359 for capital expenditures and $6,182 for operating charges in 1998.

     The Company is party to the Registration Rights Agreement with the Shareholder Parties. Pursuant to the Registration Rights Agreement, on three separate occasions, commencing on the 180th day following the date off the Company's initial public offering under the securities laws, Shareholder Parties owning at least 35% of the outstanding shares then subject to such agreement may require the Company to register shares held by them under applicable securities laws, provided that the shares to be registered have an estimated aggregate offering price to the public of at least $5.0 million. The Registration Rights Agreement also provides that the Shareholder Parties have piggyback registration rights pursuant to which such persons may include shares of Common Stock held by them in certain registrations initiated by the Company or by any other holder of Common Stock. The piggyback rights are subject to customary cutback provisions.

     The Company has entered into severance agreements with each of Messrs. Murdock, Christensen, Smith and Lucas, which provide, subject to certain conditions, that in the event that within 180 days following a change of control, (1) such person's employment is involuntarily terminated without cause or (2) such person voluntarily terminates his employment with the Company for good reason (meaning a reduction in such person's base compensation, benefits or duties or a required relocation of more than thirty miles), such person will be paid a severance payment equal to one year's total compensation multiplied by a factor provided in each person's severance agreement, provided with life and disability insurance and an amount equal to the cost of medical insurance for an eighteen month period following the date of termination and provided with outplacement services for a twelve month period following the date of termination. The factor under the severance agreements is 2.0, 1.75, 1.75 and
1.2 for each of Mr. Murdock, Mr. Christensen, Mr. Smith and Mr. Lucas, respectively.

PERFORMANCE GRAPH

     The following performance graph reflects the percentage change in cumulative total stockholder return from October 20, 1997 to December 31, 1998 on (i) the Company's Common Stock, (ii) the National Securities Dealers Automated Quotation System ("NASDAQ") Stock Market Index of U.S. Companies and
(iii) a peer group index.

                             STOCK PERFORMANCE GRAPH
                      (ASSUMES $100 INVESTMENT ON 10/20/97)

                                     [GRAPH]

         COMPARISON OF CUMULATIVE STOCKHOLDER TOTAL RETURN (1) AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX OF U.S. COMPANIES AND COMPOSITE PEER GROUP

                                                       October 20, 1997   December 31, 1998
                                                       ----------------   -----------------
Petroglyph ..........................................        $100              $ 28
NASDAQ Stock Market Index of U.S. Companies .........         100               131
Peer Group (2) ......................................         100                36

----------------

(1) Total return assuming reinvestment of dividends. Assumes $100 invested on October 20, 1997 in Common Stock of Petroglyph, the NASDAQ Stock Market Index of U.S. Companies and the composite peer group.

(2) Composite peer group includes the following companies: Abraxas Petroleum Corp, Carrizo Oil & Gas, Inc., Clayton Williams Energy, Inc., DLB Oil & Gas, Inc., Inland Resources Inc., Maynard Oil Company, McMoRan Oil & Gas Company, Panaco, Inc., Parallel Petroleum Corporation, Petroleum Development Corp, Prima Energy and Remington Oil & Gas Company. Shares of DLB Oil & Gas, Inc. ("DLB") were delisted on April 29, 1998, with a final trading price on April 28, 1998 of $8-7/16 and shares of McMoRan Oil & Gas Company ("McMoRan") were delisted from the NASDAQ effective November 18, 1998 upon McMoRan's acquisition by merger, with a final trading price on November 17, 1998 of $3-3/32. As such, DLB and McMoRan were deleted from the peer group. Brigham Exploration Company and Costilla Energy, Inc. were added to the peer group for 1998, effective from the date the Company's shares became listed for trading (October 20, 1997), in replace of DLB and McMoRan.

                PROPOSAL 2. AMENDMENT TO THE 1997 INCENTIVE PLAN

GENERAL

     The Petroglyph Energy, Inc. 1997 Incentive Plan (the "Plan") was adopted by the Board of Directors of the Company prior to the initial public offering of the Company's Common Stock in 1997. The Company's stockholders approved the plan by written consent in lieu of a special meeting in August 1997. At a meeting of the Board of Directors of the Company in October 1998, the Board of Directors adopted a proposal to amend the Plan to increase from 375,000 to 605,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the Plan. The proposal to amend the Plan is subject to stockholder approval. The Plan provides for the grant of incentive stock options (which satisfy the requirements of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) and nonqualified options (which do not satisfy such requirements) to regular salaried officers and other employees of the Company. The Board may amend, modify, suspend or terminate the Plan without shareholder approval for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any participant of the Plan under any award previously granted to such participant can be made without the consent of such Participant.

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

     As of December 31, 1998, there were outstanding stock options covering 594,000 shares of Common Stock, including 219,000 shares subject to shareholder approval of the amendment of the Plan. Additionally, 11,000 shares of Common Stock remained available for future awards under the Plan. One purpose of the proposal is to continue the Plan by increasing by 230,000 shares the aggregate number of shares of Common Stock that may be issued under the Plan, which will allow the Company and its present and future subsidiaries to attract, retain and motivate employees, officers and consultants. The Company anticipates that it will desire to issue additional options or other rights to acquire shares of Common Stock to attract and retain personnel to facilitate the continued development and expansion of its business.

NEW PLAN BENEFITS

     On October 19, 1998, the Compensation Committee awarded options to certain executive officers and employees of the Company. The options are incentive, ten-year options with one-third vesting annually at their anniversary date over the next three years. The options are designed to provide the Company a tax deduction equal to the amount of ordinary income recognized by the optionee. The options were granted with an exercise price of $5.00 per share, the last reported sale price of the Common Stock on the date the options were granted. As of April 15, 1999, the market value of the Common Stock underlying the options was $1.75, the last reported sale price of the Common Stock on that day.

     The following table sets forth new plan benefits awarded by the Compensation Committee to (i) Robert C. Murdock, Robert A. Christensen, S. "Ken" Smith and Tim A. Lucas, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers.

                                NEW PLAN BENEFITS
                   PETROGLYPH ENERGY, INC. 1997 INCENTIVE PLAN


NAME                                                  NUMBER OF OPTIONS
----                                                  -----------------
Executive Officers
Robert C. Murdock                                           70,000
Robert A. Christensen                                       70,000
Sidney Kennard Smith                                        66,000
Tim A. Lucas                                                35,000
Executive Officers as a Group                              241,000
Directors Who are Not Executive Officers                         0
All Employees, Excluding Executive Officers                 32,000


RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE. THUS, ANY ABSTENTIONS, "BROKER NON-VOTES" (SHARES HELD BY BROKERS OR NOMINEES AS TO WHICH THEY HAVE NO DISCRETIONARY AUTHORITY TO VOTE ON A PARTICULAR MATTER AND HAVE RECEIVED NO INSTRUCTIONS FROM THE BENEFICIAL OWNERS OR PERSONS ENTITLED TO VOTE THEREON) OR OTHER LIMITED PROXIES WILL HAVE NO EFFECT ON THE PROPOSAL.

            PROPOSAL 3. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed, and recommends the approval of the appointment of, Arthur Andersen LLP, who have been the Company's auditors since the Company's formation on April 15, 1997, as independent auditors for the year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     Unless stockholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of Arthur Andersen LLP as the Company's auditors for 1999. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

OTHER MATTERS

     The Board of Directors of the Company does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

     The 2000 annual meeting of the shareholders of the Company is tentatively scheduled to take place the last week of May 2000. Shareholder proposals intended to be included in the Company's proxy statement for the 2000 annual meeting must be received by the Company no later than December 21, 1999, in accordance with Rule 14a-8 under the Exchange Act.

     With respect to shareholder proposals which are not intended to be included in the Company's proxy statement but may be properly brought before the 2000 annual meeting, the Bylaws of the Company provide that notice of any such shareholder proposal nominating persons for election to the Board of Directors of the Company must be received at the Company's principal executive office in Hutchinson, Kansas, addressed to the Secretary of the Company not later than 90 days prior to the annual meeting; and all other shareholder proposals must be received not less than 60 nor more than 120 days in advance of the date of the annual meeting.

FORM 10-K ANNUAL REPORT

     The Company will provide without charge to each person from whom a proxy is solicited by this proxy statement, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Section 13(a)-1 under the 1934 Act for the Company's most recent fiscal year. Requests should be directed to the Vice President/Chief Financial Officer, Petroglyph Energy, Inc., 1302 North Grand, Hutchinson, Kansas 67501.

                                              By Order of the Board of Directors



                                              Robert C. Murdock
                                              President, Chief Executive Officer
                                              and Chairman of the Board

April 20, 1999
Hutchinson, Kansas

                            PETROGLYPH ENERGY, INC.
                                1302 NORTH GRAND
                            HUTCHINSON, KANSAS 67501

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert C. Murdock and Tim A. Lucas, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of PETROGLYPH ENERGY, INC. (the "Company") held of record by the undersigned on April 13, 1999, at the annual meeting of stockholders of the Company to be held on May 26, 1999, at 9:00 a.m., local time, at the Hyatt Regency-Wichita, 400 West Waterman Street, Wichita, Kansas 67202, and at any adjournment(s) thereof.

1.  ELECTION OF DIRECTORS:
     [ ] FOR all nominees listed below                [ ] WITHHOLD AUTHORITY to vote for all
         (except as marked to the contrary below)         nominees listed below
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

       Robert C. Murdock     Robert A. Christensen     David R. Albin     Kenneth A. Hersh     A. J. Schwartz

2.  PROPOSAL TO AMEND THE COMPANY'S 1997 INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED
    SHARES OF COMMON STOCK AVAILABLE FOR OPTIONS FROM 375,000 TO 605,000

                             [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

3.  PROPOSAL TO RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL
    YEAR ENDING DECEMBER 31, 1999

                             [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

4.  In their discretion, the proxies are authorized to vote with respect to any other matter which may properly come before the meeting or any adjournment(s) thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR ELECTION AS DIRECTORS, TO AMEND THE COMPANY'S 1997 INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR OPTIONS FROM 375,000 TO 605,000 AND FOR THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                                   Dated:                                 , 1999
                                         ---------------------------------

                                   ---------------------------------------------
                                   Signature

                                   ---------------------------------------------
                                   Signature

                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                             USING THE ENCLOSED ENVELOPE.

                               1997 INCENTIVE PLAN

                                       OF

                             PETROGLYPH ENERGY, INC.

                           (as amended July 28, 1998)


                  1. Plan. This 1997 Incentive Plan of Petroglyph Energy, Inc. (the "Plan") was adopted by the Board of Directors of Petroglyph Energy, Inc. (the "Company") to reward certain corporate officers and key employees of the Company and its consolidated subsidiaries by enabling them to acquire shares of Common Stock, par value $.01 per share, of the Company and/or to be compensated for individual performances.

                  2. Objectives. That Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to encourage the sense of proprietorship of such employees and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

                  3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

                  "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

                  "Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

                  "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

                  "Board" means the Board of Directors of the Company.

                  "Cash Award" means an award denominated in cash.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

                  "Company" means Petroglyph Energy, Inc., a Delaware corporation.

                  "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

                  "Effective Date" has the meaning set forth in paragraph 18 hereof.

                  "Employee" means an employee of the Company or any of its Subsidiaries.

                  "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq National Market, or, if not reported by the Nasdaq National Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

                  "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

                  "Nonqualified Stock Option" means an Option that is not an Incentive Option.

                  "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

                  "Participant" means an Employee to whom an Award has been made under this Plan.

                  "Performance Award" means an award made pursuant to this Plan to a Participant who is subject to the attainment of one or more Performance Goals.

                  "Performance Goal" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

                  "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

                  "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

                  "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

                  "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

                  "Subsidiary" means (i) in the case of a corporation, any corporation in which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

                  4. Eligibility. Key Employees eligible for Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

                  5. Common Stock Available for Awards. Subject to the provisions of paragraph 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 605,000 shares of Common Stock. The number of shares of Common Stock that are subject to Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

                  6.       Administration.

                  (a)      This Plan shall be administered by the Committee.

                  (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restrictions or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

                  (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

                  7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

                  8. Awards. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8 hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

                  (a) Stock Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of any Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than the greater of 50 percent of the Fair Market Value of the Common Stock on the date of grant or its par value. The maximum number of shares of Common Stock with respect to which any Option may be granted to an Employee hereunder is the number of shares available for Awards, pursuant to paragraph 5 hereof, at the time such Option is granted. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (b) Stock Appreciation Right. An Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (c) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

                  (d) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

                  (e) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee.

                  9.       Payment of Awards.

                  (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restriction Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

                  (b) Deferral. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

                  (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

                  (d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

                  10. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

                  11. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

                  12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

                  13. Assignability. The Committee may prescribe and include in applicable Award Agreements restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

                  14.      Adjustments.

                  (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards and (iii) the appropriate Fair Market Value and other price determinations for such Awards to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

                  15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

                  16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

                  17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

                  18. Effectiveness. This Plan shall be effective upon the consummation by the Company of a firm underwritten public offering of the Company's Common Stock registered pursuant to the filing of a registration statement on Form S-1 pursuant to the Securities Act, (the "Effective Date"), the date on which it was approved by the Board of Directors of the Company. Notwithstanding the foregoing, the ability of the Company to issue any Incentive Options under this Plan is expressly conditioned upon the approval of the Plan by the holders of a majority of shares of Common Stock on or before December 31, 1997. If the Stockholders of the Company should fail to so approve this Plan prior to such date, the Company's ability to issue Incentive Options under this Plan shall terminate and cease to be of any further force or effect and any and all grants of Incentive Options hereunder shall be null and void.